Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated November 20, 2009, which is incorporated by reference in this Registration Statement (Form N-1A) of Leuthold Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933 (File No. 333-164062).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 28, 2010